Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In June 2017, the Board of Directors of Commercial Metals Company (the “Company”) approved a plan to exit the International Marketing and Distribution Segment. As an initial step in this plan, on June 12, 2017, the Company and its wholly owned subsidiary, CMC Cometals International S.à r.l. (f/k/a CMCLUX, S.à r.l.), signed a definitive agreement to sell its raw materials trading division (“CMC Cometals”) to Traxys North America L.L.C. and Traxys Europe S.A., which are affiliates of The Carlyle Group. The transaction is expected to close in the fourth quarter of fiscal 2017 and is subject to customary closing conditions and regulatory approvals. In addition, the Company announced its plan to pursue a sale of its CMC Cometals Steel division, as well as a restructuring and sale of the remaining trading operations located in Asia and Australia, collectively “Other M&D Entities.”

The following unaudited pro forma condensed consolidated financial statements are presented to show the effect of the sale of CMC Cometals, which is a significant disposition, and the effects of the other significant probable dispositions of the Other M&D Entities, as defined under Regulation S-X Rule 210.11. The unaudited pro forma condensed consolidated balance sheet assumes these dispositions were consummated on February 28, 2017. The unaudited pro forma condensed consolidated statements of operations assume the dispositions were consummated on September 1, 2013.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by GAAP. Pro forma information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transactions, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for illustration purposes only and does not purport to be indicative of the financial position or results of operations that would have occurred had the disposition been consummated on the dates as of, or at the beginning of the period, which, the disposition is being given effect, nor are they necessarily indicative of the Company’s future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF FEBRUARY 28, 2017

		Pro Forma Adjustments
(in thousands)	Historical CMC	Cometals(a)	Cometals Adjustments			Other M&D(g)	Other M&D Adjustments			Pro Forma CMC
Assets
Current Assets:
Cash and cash equivalents	$395,546	$—	$172,191	(b	)	$—	$203,165	(h	)	$770,902
Accounts receivable, net	774,286	(77,900)	14,886	(c	)	(125,830)	—			585,442
Inventories	720,786	(126,265)	—			(124,829)	—			469,692
Others	96,422	(6,210)	1,304	(d	)	(4,899)	—			86,617

Total Current Assets	$1,987,040	$(210,375)	$188,381			$(255,558)	$203,165			$1,912,653

Net property, plant and equipment	940,344	(2,238)	2,226	(d	)	(1,046)	—			939,286

Goodwill	66,530	—	—			(1,925)	—			64,605

Other assets	137,919	(7,051)	117	(d	)	(9,786)	—			121,199

Total Assets	$3,131,833	$(219,664)	$190,724			$(268,315)	$203,165			$3,037,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable-trade	$307,488	$(42,479)	$34	(d	)	$(52,823)	—			$212,220
Accrued expenses and other payables	220,433	(5,492)	2,552	(e	)	(12,224)	—			205,269
Current maturities of long-term debt	312,200	—	—			—	—			312,200

Total current liabilities	$840,121	$(47,971)	$2,586			$(65,047)	$—			$729,689

Deferred income taxes	55,625	(313)	313	(d	)	(103)	—			55,522
Other long-term liabilities	121,930	—	—			—	—			121,930
Long-term debt	752,137	—	—			—	—			752,137

Stockholders’ equity attributable to CMC	1,361,848	(171,380)	187,825	(f	)	(203,165)	203,165	(h	)	1,378,293
Stockholders’ equity attributable to noncontrolling interests	172	—	—			—	—			172

Total liabilities and stockholders’ equity	$3,131,833	$(219,664)	$190,724			$(268,315)	$203,165			$3,037,743

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED FEBRUARY 28, 2017

(in thousands, except per share data)	Historical CMC	Pro Forma Adjustments		Pro Forma CMC
		Cometals (i)	Other M&D (j)
Net Sales	$2,224,684	$194,892	$333,333	$1,696,459

Cost of goods sold	1,933,502	174,612	314,971	1,443,919

Selling, general and administrative expenses	215,986	10,075	14,365	191,546

Impairment of assets	—	—	—	—

Interest expense	25,740	—	(25)	25,765

Loss on debt extinguishment	—	—	—	—

Total expenses	2,175,228	184,687	329,311	1,661,230
Earnings from continuing operations before income taxes	49,456	10,205	4,022	35,229

Income taxes	12,643	1,735	881	10,027

Earnings from continuing operations	36,813	8,470	3,141	25,202
Less net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings from continuing operations attributable to CMC	$36,813	$8,470	$$3,141	$25,202

Basic earnings per share from continuing operations attributable to CMC	$0.32			$0.22
Diluted earnings per share from continuing operations attributable to CMC	$0.31			$0.22

Average basic shares outstanding	115,415,662			115,415,662

Average diluted shares outstanding	117,007,958			117,007,958

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED FEBRUARY 29, 2016

	Historical CMC	Pro Forma Adjustments		Pro Forma CMC
(in thousands, except per share data)		Cometals (i)	Other M&D (j)
Net sales	$2,174,556	$224,191	$262,578	$1,687,787

Cost of goods sold	1,882,118	204,437	253,137	1,424,544

Selling, general and administrative expenses	195,826	9,225	13,435	173,166

Impairment of assets	—	—	—	—

Interest expense	34,929	97	(594)	35,426

Loss on debt extinguishment	11,365	—	—	11,365

Total expenses	2,124,238	$213,759	$265,978	1,644,501
Earnings from continuing operations before income taxes	50,318	10,432	(3,400)	43,286

Income taxes	13,836	1,972	(1,434)	13,298

Earnings from continuing operations	36,482	8,460	(1,966)	29,988
Less net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings from continuing operations attributable to CMC	$36,482	$8,460	$(1,966)	$29,988

Basic earnings per share from continuing operations attributable to CMC	$0.32			$0.26
Diluted earnings per share from continuing operations attributable to CMC	$0.31			$0.26

Average basic shares outstanding	115,725,896			115,725,896

Average diluted shares outstanding	117,002,822			117,002,822

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2016

	Historical	Pro Forma Adjustments		Pro Forma
(in thousands, except per share data)	CMC	Cometals (i)	Other M&D (j)	CMC
Net Sales	$4,610,526	$462,610	$610,303	$3,537,613

Cost of Goods Sold	3,974,513	420,952	587,936	2,965,625

Selling, general and administrative expenses	437,084	21,332	27,648	388,104

Impairment of assets	40,028	—	—	40,028

Interest Expense	62,231	109	(851)	62,973

Loss on debt extinguishment	11,480	—	—	11,480

Total Expenses	4,525,336	$442,393	$614,733	3,468,210
Earnings from continuing operations before income taxes	85,190	20,217	(4,430)	69,403

Income taxes	12,647	2,345	(2,448)	12,750

Earnings from continuing operations	72,543	17,872	(1,982)	56,653
Less net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings from continuing operations attributable to CMC	$72,543	$17,872	$(1,982)	$56,653

Basic earnings per share from continuing operations attributable to CMC	$0.63			$0.49
Diluted earnings per share from continuing operations attributable to CMC	$0.62			$0.49

Average basic shares outstanding	115,211,490			115,211,490

Average diluted shares outstanding	116,623,826			116,623,826

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2015

	Historical CMC	Pro Forma Adjustments		Pro Forma CMC
(in thousands, except per share data)		Cometals (i)	Other M&D (j)
Net Sales	$5,988,605	$611,991	$1,066,984	$4,309,630

Cost of Goods Sold	5,311,756	529,438	1,030,401	3,751,917

Selling, general and administrative expenses	443,275	26,889	33,296	383,090

Impairment of assets	9,839	—	—	9,839

Interest Expense	77,760	1,304	3,141	73,315

Loss on debt extinguishment	—	—	—	—

Total Expenses	5,842,630	557,631	1,066,838	4,218,161
Earnings from continuing operations before income taxes	145,975	54,360	146	91,469

Income taxes	46,844	15,710	(997)	32,131

Earnings from continuing operations	99,131	38,650	1,143	59,338
Less net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings from continuing operations attributable to CMC	$99,131	$38,650	$1,143	$59,338

Basic earnings per share from continuing operations attributable to CMC	$0.85			$0.51
Diluted earnings per share from continuing operations attributable to CMC	$0.84			$0.50

Average basic shares outstanding	116,527,265			116,527,265

Average diluted shares outstanding	117,949,898			117,949,898

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2014

	Historical CMC	Pro Forma Adjustments		Pro Forma CMC
(in thousands, except per share data)		Cometals (i)	Other M&D (j)
Net Sales	$6,790,438	$704,545	$1,251,561	$4,834,332

Cost of Goods Sold	6,096,196	658,213	1,192,640	4,245,343

Selling, general and administrative expenses	448,943	24,121	35,232	389,590

Impairment of assets	3,305	—	—	3,305

Interest Expense	77,037	1,366	1,311	74,360

Loss on debt extinguishment	—	—	—	—

Total Expenses	6,625,481	683,700	1,229,183	4,712,598
Earnings from continuing operations before income taxes	164,957	20,845	22,378	121,734

Income taxes	47,351	3,523	7,430	36,398

Earnings from continuing operations	117,606	17,322	14,948	85,336
Less net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings from continuing operations attributable to CMC	$117,606	$17,322	$14,948	$85,336

Basic earnings per share from continuing operations attributable to CMC	$1.00			$0.73
Diluted earnings per share from continuing operations attributable to CMC	$0.99			$0.72

Average basic shares outstanding	117,496,270			117,496,270

Average diluted shares outstanding	118,607,106			118,607,106

UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

Unaudited Condensed Consolidated Balance Sheet

(a)	The adjustments represent the elimination of the historical assets, liabilities and equity of CMC Cometals.

(b)	The adjustment represents the estimated cash portion of the total proceeds at closing from the sale of CMC Cometals of $172.2 million. This amount was determined based on the terms of the purchase agreement using the most recently available financial statement information. The amount of the actual proceeds could vary from the amount presented depending on working capital balances at the date of the closing.

(c)	The adjustment represents the deferred purchase price from the sale of CMC Cometals, which is subject to certain working capital adjustments.

(d)	The adjustments represent certain property, plant and equipment and other assets and liabilities excluded from the purchase agreement for the sale of CMC Cometals. The excluded assets will continue to be classified as held and used.

(e)	The adjustment represents historical CMC Cometals accruals related to employee costs and tax liabilities which will remain with the Company after the sale of CMC Cometals. The Company estimates that one time nonrecurring transaction costs in the range of $8.0 to $12.0 million related to the CMC Cometals sale will be incurred; however, these costs have not been included in the pro forma financial statements due to variable uncertainty of the expenses.

(f)	The adjustment represents the impact of items (b) - (e) above.

(g)	The adjustments represent the elimination of the historical assets, liabilities and equity of the Other M&D Entities.

(h)	For purposes of the unaudited pro forma condensed consolidated balance sheet, proceeds to be received from the sale or wind down of the Other M&D Entities are currently assumed to be at least equal to the net assets of the entities. It is expected that the Company will incur additional charges, including but not limited to impairments, severance and other transaction related costs, which are not currently reasonably estimable and therefore these costs or charges have not been reflected in the unaudited pro forma condensed consolidated balance sheet.

Unaudited Condensed Consolidated Statement of Operations

(i)	The adjustments eliminate the historical results of CMC Cometals as if the transaction occurred on September 1, 2013. In accordance with GAAP, the amounts eliminated do not include corporate overhead and intercompany interest, which for segment reporting purposes, had been allocated to CMC Cometals. The adjustments also do not include eliminations for intercompany sales transactions.

(j)	The adjustments eliminate the historical results of the Other M&D Entities as if the respective disposition transactions occurred on September 1, 2013. In accordance with GAAP, the amounts eliminated do not include corporate overhead and intercompany interest, which for segment reporting purposes, had been allocated to the Other M&D Entities. The adjustments also do not include eliminations for intercompany sales transactions.